Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Earnings of $196.3 Million for the Full-Year 2018

KANSAS CITY, Mo. (January 29, 2019) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced results for the fourth quarter and year ended December 31, 2018.

“Results for the fourth quarter 2018 included 8.5 percent annualized average loan growth, 9.9 percent deposit growth and margin expansion of six basis points on a linked-quarter basis,” said Mariner Kemper, chairman and chief executive officer. “However, our results for the quarter were significantly impacted by the charge off of a single $48.1 million factoring relationship. Strong asset quality has long been a hallmark of UMB and this event is certainly not typical for us. After a thorough review, we believe that the issues specific to this credit were isolated and that this charge-off does not point to deterioration in any particular sector. We will continue to evaluate our internal controls.”

Income from continuing operations for the fourth quarter 2018 was $25.5 million, or $0.52 per diluted share, compared to $57.8 million, or $1.16 per diluted share, in the third quarter 2018 (linked quarter) and $47.4 million, or $0.95 per diluted share, in the fourth quarter 2017. The reported GAAP income from continuing operations represents decreases of 56.0 percent on a linked-quarter basis and 46.3 percent compared to the fourth quarter 2017. For the year ended December 31, 2018, income from continuing operations was $196.3, million or $3.94 per diluted share, which is an increase of 7.3 percent compared to $183.0 million, or $3.67 per diluted share, for the year ended December 31, 2017.

Net operating income from continuing operations, a non-GAAP financial measure reconciled to income from continuing operations, the nearest comparable GAAP measure, later in this release, was $27.6 million, or $0.56 per diluted share, for the fourth quarter 2018, compared to $58.0 million, or $1.16 per diluted share, for the linked quarter and $47.5 million, or $0.95 per diluted share, for the fourth quarter 2017. These results represent decreases of 52.5 percent on a linked-quarter basis and 42.0 percent compared to the fourth quarter 2017. For the year ended December 31, 2018, net operating income from continuing operations was $200.7 million, or $4.03 per diluted share, compared to $183.7 million, or $3.69 per diluted share, for the year ended December 31, 2017.

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q4	Q3	Q4
	2018	2018	2017
Income from continuing operations	$25,454	$57,849	$47,357
Income from discontinued operations	—	—	64,604
Net income	25,454	57,849	111,961

Earnings per share from continuing operations (diluted)	0.52	1.16	0.95
Earnings per share from discontinued operations (diluted)	—	—	1.30
Earnings per share (diluted)	0.52	1.16	2.25

Net operating income from continuing operations	27,578	58,024	47,533
Operating earnings per share from continuing operations (diluted)	0.56	1.16	0.95

GAAP - continuing operations
Return on average assets	0.46%	1.11%	0.91%
Return on average equity	4.57	10.32	8.72
Efficiency ratio	71.26	71.27	71.70

Non-GAAP - continuing operations
Operating return on average assets	0.50%	1.11%	0.91%
Operating return on average equity	4.95	10.35	8.75
Operating efficiency ratio	70.19	71.18	71.59

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	December	December
	YTD	YTD
	2018	2017
Income from continuing operations	$196,260	$182,976
(Loss) income from discontinued operations	(747)	64,129
Net income	195,513	247,105

Earnings per share from continuing operations (diluted)	3.94	3.67
(Losses) earnings per share from discontinued operations (diluted)	(0.01)	1.29
Earnings per share (diluted)	3.93	4.96

Net operating income from continuing operations	200,743	183,688
Operating earnings per share from continuing operations (diluted)	4.03	3.69

GAAP - continuing operations
Return on average assets	0.93%	0.90%
Return on average equity	8.94	8.79
Efficiency ratio	70.39	71.33

Non-GAAP - continuing operations
Operating return on average assets	0.96%	0.90%
Operating return on average equity	9.15	8.83
Operating efficiency ratio	69.82	71.22

Discussion of results from continuing operations

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2018	2018	2017	LQ	PY
Net interest income	$161,808	$150,490	$146,346	$11,318	$15,462
Noninterest income:
Trust and securities processing	41,891	43,425	44,234	(1,534)	(2,343)
Trading and investment banking	3,119	3,711	5,015	(592)	(1,896)
Service charges on deposit accounts	20,733	20,927	21,364	(194)	(631)
Insurance fees and commissions	312	339	388	(27)	(76)
Brokerage fees	6,761	6,402	6,127	359	634
Bankcard fees	16,375	16,838	17,617	(463)	(1,242)
Gains on sales of securities available for sale, net	—	211	54	(211)	(54)
Other	5,808	9,032	11,234	(3,224)	(5,426)
Total noninterest income	$94,999	$100,885	$106,033	$(5,886)	$(11,034)
Total revenue	$256,807	$251,375	$252,379	$5,432	$4,428
Net interest margin	3.24%	3.18%	3.21%
Total noninterest income as a % of total revenue	36.99	40.13	42.01

Following the enactment of the Tax Cuts and Jobs Act, beginning in the first quarter of 2018, net interest margin is computed using net interest income adjusted to a fully taxable equivalent (FTE) basis assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes; prior period net interest margins are computed using the then-statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

Net interest income

•

Net interest income totaled $161.8 million, an increase of $11.3 million, or 7.5 percent, from linked quarter levels, impacted by a $249.4 million, or 2.1 percent, increase in average loans, as well as a six-basis-point improvement in net interest margin.

•

Earning asset yields improved 14 basis points from the linked quarter, primarily due to improved loan yields of 24 basis points to 5.11 percent, in part driven by favorable re-pricing from recent increases in short-term interest rates. The cost of interest-bearing liabilities increased 14 basis points to 1.21 percent, driven by a 19-basis point increase in cost of interest-bearing deposits. Total cost of deposits, including noninterest-bearing deposits, was 75 basis points, an increase of 13 basis points from the linked quarter.

•

On a year-over-year basis, the increase in net interest income was driven by an 8.0 percent, or $883.2 million, increase in average loans, as well as higher average loan yields, which increased 71 basis points from 2017, primarily driven by higher short-term interest rates, volume, and asset mix changes.

•	For the fourth quarter 2018, average earning assets stood at $20.5 billion, an increase of 5.8 percent over the fourth quarter 2017.

Noninterest income

•	Fourth quarter 2018 noninterest income decreased $5.9 million, or 5.8 percent, on a linked quarter basis, largely due to:
o

Decreases of $5.7 million and $1.3 million in company-owned life insurance income and derivative income, respectively, both of which are recorded in other income. These decreases were partially offset by $2.9 million in gains on sales of assets and $0.9 million in loss recoveries.

o	A decrease in trust and securities processing due to a $1.5 million decline in alternative investment revenue.

o	A $0.6 million decrease in trading and investment banking due to decreased bond trading income.

•	Compared to prior year, noninterest income in the fourth quarter of 2018 decreased $11.0 million, or 10.4 percent, primarily driven by:
o

Decreases of $6.6 million and $0.9 million in company-owned life insurance and derivative income, respectively, both of which are recorded in other income. These decreases were partially offset by $2.9 million in gains on sales of assets.

o

A $3.5 million decline in fund servicing revenue due to customer repricing and losses, which was partially offset by an increase of $1.4 million in corporate trust income, both recorded in trust and securities processing.

o	A $1.9 million decrease in trading and investment banking income due to decreased trading volume.
o	A $1.7 million increase in rewards and rebates expense recorded as an offset to bankcard fees driven by increased purchase volume, partially offset by a $0.4 million increase in interchange income.
o	A $0.6 million decrease in service charges on deposits primarily due to customer repricing.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2018	2018	2017	LQ	PY
Salaries and employee benefits	$103,992	$102,956	$107,656	$1,036	$(3,664)
Occupancy, net	11,845	11,628	11,148	217	697
Equipment	18,983	18,533	18,690	450	293
Supplies and services	3,669	4,528	4,211	(859)	(542)
Marketing and business development	6,483	6,671	6,540	(188)	(57)
Processing fees	11,948	12,331	11,238	(383)	710
Legal and consulting	11,085	8,470	6,045	2,615	5,040
Bankcard	4,316	4,407	4,405	(91)	(89)
Amortization of other intangible assets	1,332	1,385	1,641	(53)	(309)
Regulatory fees	2,681	3,337	3,825	(656)	(1,144)
Other	7,987	6,139	7,160	1,848	827
Total noninterest expense	$184,321	$180,385	$182,559	$3,936	$1,762

•

GAAP noninterest expense for the fourth quarter of 2018 was $184.3 million, an increase of $3.9 million, or 2.2 percent, from the linked quarter and an increase of $1.8 million, or 1.0 percent, from the fourth quarter of 2017.

•

On a non-GAAP basis, operating noninterest expense (as reconciled later in this release) was $181.6 million for the fourth quarter 2018, an increase of $1.4 million, or 0.8 percent, compared to the linked quarter, and a decrease of $0.7 million, or 0.4 percent, compared to the fourth quarter 2017.

•	The linked quarter increase in noninterest expense was driven by:
o

A $1.8 million increase in other noninterest expense, largely driven by a $0.9 million contribution made to the UMB Financial Corporation Charitable Foundation and an increase of $0.7 million in derivative expense.

o

A $1.7 million increase in consulting expense incurred in conjunction with the company’s ongoing investments in digital channel and integrated platform solutions to support business growth and the continued modernization of its core systems.

o

A $1.0 million increase in salaries and employee benefits, largely due to increased severance during the fourth quarter of 2018 and increased salary and wage expense driven by one additional business day in the fourth quarter compared to the third quarter. These increases were offset by a decrease in deferred compensation expense.

•	The year-over-year increase in noninterest expense was driven by:
o

A $5.0 million increase in legal and consulting expense due to investments in digital channel and integrated platform solutions to support business growth and the continued ongoing modernization of the company’s core systems.

o	An increase of $0.7 million in derivative expense recorded in other noninterest expense.
o	These increases were partially offset by a decrease of $3.7 million in salaries and employee benefits, largely due to decreased deferred compensation expense and bonus expense.

Full year 2018 financial discussion

•

The 9.2 percent year-over-year increase in net interest income was driven by benefits from higher short-term interest rates, favorable pricing and increased loan balances. In 2018, average loan balances increased $762.9 million and average loan yields increased 57 basis points. Average interest-bearing liabilities increased $620.4 million, while the cost of interest-bearing liabilities increased 47 basis points.

•	Full-year noninterest income decreased $21.9 million, or 5.2 percent, due to:
o	An $8.1 million increase in rewards and rebates expense recorded as an offset to bankcard fees driven by increased purchase volume, partially offset by a $4.8 million increase in interchange income.
o

A $7.6 million decrease in trading and investment banking due to decreased bond trading income and due to market adjustments from the company’s seed investments in certain Scout funds following the liquidation of such investments in 2017.

o

A $7.5 million decrease in fund servicing revenue and a $1.0 million decrease in wealth management revenue, partially offset by a $4.0 million increase in corporate trust revenue, all recorded in trust and securities processing.

o	A $3.6 million decrease in gains on sales of available-for-sale securities.
o	A $3.4 million decrease in service charges on deposits, primarily due to repricing.
o	These decreases were partially offset by an increase of $2.6 million in brokerage fees, primarily driven by higher 12b-1 income.
•	Full-year noninterest expense increased $12.7 million, or 1.8 percent, primarily due to:
o

A $5.3 million increase in salary and employee benefit expense driven by increased bonus and sales commission expense and one additional business day in 2018 as compared to 2017, partially offset by a decrease in deferred compensation expense.

o

A $6.5 million increase in legal and consulting expense and a $4.6 million increase in processing fees expense due to investments in digital channel and integrated platform solutions to support business growth and the continued ongoing modernization of the company’s core systems.

o	These increases were partially offset by a decrease of $3.1 million in other noninterest expense due to lower operational losses during 2018 as compared to 2017.
•

On a non-GAAP basis, operating noninterest expense, which excludes the impact of acquisition expenses and other items as reconciled later in this release, was $712.0 million for full-year 2018, an increase of $8.0 million, or 1.1 percent, compared to the full-year 2017.

Income taxes

•

The company’s effective tax rate was 12.2 percent for the year ended December 31, 2018, compared to 22.6 percent for the same period in 2017. The decrease is primarily a result of the Tax Cuts and Jobs Act, which lowered the federal corporate income tax rate to 21 percent from 35 percent, effective January 1, 2018. The decrease is also attributable to a discrete tax benefit of $5.1 million related to provision-to-return adjustments.

Balance sheet

•	Average total assets for the fourth quarter 2018 were $21.9 billion compared to $20.7 billion for both the linked quarter and the same period in 2017.
Summary of average loans and leases - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2018	2018	2017	LQ	PY
Commercial	$4,977,907	$4,717,530	$4,438,241	$260,377	$539,666
Asset-based loans	381,477	382,672	326,845	(1,195)	54,632
Factoring loans	300,265	264,414	212,123	35,851	88,142
Commercial credit card	178,772	199,730	172,193	(20,958)	6,579
Real estate - construction	826,310	814,053	835,715	12,257	(9,405)
Real estate - commercial	3,663,610	3,701,072	3,394,232	(37,462)	269,378
Real estate - residential	697,927	688,097	619,985	9,830	77,942
Real estate - HELOC	555,161	566,460	649,268	(11,299)	(94,107)
Consumer credit card	248,309	222,223	247,284	26,086	1,025
Consumer other	132,812	152,894	164,667	(20,082)	(31,855)
Leases	5,386	9,407	24,163	(4,021)	(18,777)
Total loans	$11,967,936	$11,718,552	$11,084,716	$249,384	$883,220

•	Average loans for the fourth quarter 2018 increased 2.1 percent on a linked-quarter basis and 8.0 percent compared to fourth quarter 2017.
Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2018	2018	2017	LQ	PY
Securities available for sale:
U.S. Treasury	$105,509	$38,044	$38,776	$67,465	$66,733
U.S. Agencies	198	198	14,753	-	(14,555)
Mortgage-backed	3,703,212	3,590,703	3,484,304	112,509	218,908
State and political subdivisions	2,353,816	2,290,906	2,555,462	62,910	(201,646)
Corporates	—	718	15,880	(718)	(15,880)
Total securities available for sale	$6,162,735	$5,920,569	$6,109,175	$242,166	$53,560
Securities held to maturity:
State and political subdivisions	1,180,061	1,205,007	1,269,058	(24,946)	(88,997)
Trading securities	61,629	45,476	43,388	16,153	18,241
Other securities	66,760	65,962	63,543	798	3,217
Total securities	$7,471,185	$7,237,014	$7,485,164	$234,171	$(13,979)
•	Average securities available for sale increased 4.1 percent on a linked-quarter basis and remained flat compared to the fourth quarter of 2017.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2018	2018	2017	LQ	PY
Deposits:
Noninterest-bearing demand	$6,052,011	$5,547,880	$6,180,293	$504,131	$(128,282)
Interest-bearing demand and savings	11,057,273	9,954,008	9,439,202	1,103,265	1,618,071
Time deposits	1,060,838	1,030,411	1,230,303	30,427	(169,465)
Total deposits	$18,170,122	$16,532,299	$16,849,798	$1,637,823	$1,320,324
Noninterest bearing deposits as % of total	33.31%	33.56%	36.68%

•

Average deposits increased 9.9 percent on a linked-quarter basis and 7.8 percent as compared to the fourth quarter of 2017, primarily driven by the seasonal influx of public fund deposits as well as recent deposit campaigns.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	December 31, 2018	September 30, 2018	December 31, 2017
Total equity	$2,228,470	$2,203,464	$2,181,531
Book value per common share	45.37	44.20	43.72

Regulatory capital:
Common equity Tier 1 capital	$2,142,469	$2,175,700	$2,041,504
Tier 1 capital	2,142,469	2,175,700	2,041,504
Total capital	2,318,145	2,348,731	2,213,050

Regulatory capital ratios:
Common equity Tier 1 capital ratio	12.89%	13.47%	12.95%
Tier 1 risk-based capital ratio	12.89	13.47	12.95
Total risk-based capital ratio	13.95	14.54	14.04
Tier 1 leverage ratio	9.87	10.58	9.94

•	On December 17, 2018, the company completed its previously announced accelerated share repurchase (ASR) program with Bank of America Merrill Lynch.
•

Under the ASR, the company repurchased a total of 780,321 shares of its common stock (or approximately 1.6 percent of its outstanding common stock on October 23, 2018, the date the agreement governing the ASR was entered into) for an aggregate purchase price of $50.0 million.

•	At December 31, 2018, the regulatory capital ratios presented in the foregoing table reflect the impact of this ASR, and exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q2	Q1	Q4
	2018	2018	2018	2018	2017
Net charge-offs - Commercial loans	$44,010	$624	$6,137	$6,847	$2,248
Net charge-offs (recoveries) - Real estate loans	28	408	1,035	1,512	(242)
Net charge-offs - Consumer credit card loans	1,606	1,632	1,786	1,849	1,612
Net charge-offs - Consumer other loans	23	82	46	94	167
Net charge-offs - Total loans	45,667	2,746	9,004	10,302	3,785
Net loan charge-offs as a % of total average loans	1.51%	0.09%	0.32%	0.37%	0.14%
Loans over 90 days past due	$6,009	$1,927	$2,883	$5,650	$3,091
Loans over 90 days past due as a % of total loans	0.05%	0.02%	0.02%	0.05%	0.03%
Nonaccrual and restructured loans	$43,018	$50,568	$56,030	$67,604	$59,142
Nonaccrual and restructured loans as a % of total loans	0.35%	0.42%	0.48%	0.59%	0.52%
Provision for loan losses	$48,000	$5,750	$7,000	$10,000	$6,000

•	Nonperforming loans, defined as restructured loans on nonaccrual and all other nonaccrual loans, decreased $7.6 million from the linked quarter and $16.1 million from the prior year.
•

Net charge-offs were $45.7 million, or 1.51 percent, of average loans, compared to $2.7 million, or 0.09 percent, of average loans in the linked quarter, and $3.8 million, or 0.14 percent, of average loans in the fourth quarter of 2017. Charge-offs in the fourth quarter of 2018 included a $48.1 million loss recognized on a single factoring credit relationship, which has since entered into bankruptcy. The company intends to pursue its rights both in and outside the bankruptcy proceedings.

•

Provision for loan losses increased $42.3 million from the linked quarter, and $42.0 million from the fourth quarter of 2017. This increase was driven by higher provision to cover the loss related to the single factoring credit relationship noted above, as well as other qualitative factors, such as macroeconomic conditions, loan growth, loan impairment changes, loan risk grading changes, and net charge-off levels.

Dividend Declaration

At the company’s quarterly board meeting, the board of directors declared a $0.30 per share quarterly cash dividend, payable on April 1, 2019, to shareholders of record at the close of business on March 11, 2019.

Conference Call

The company plans to host a conference call to discuss its fourth quarter and full year 2018 earnings results on Wednesday, January 30, 2019, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (international) 412-542-4148 and requesting to join the UMB Financial call. The live call may also be accessed by visiting the investor relations area of umbfinancial.com or by using the following the link:

UMB Financial 4Q 2018 Conference Call

A replay of the conference call may be heard through February 13, 2019 by calling (toll-free)

877-344-7529 or (international) 412-317-0088. The replay access code required for playback is 10127436. The call replay may also be accessed at umbfinancial.com by visiting the investor relations area.

Non-GAAP Financial Information

In this release, we provide information about net operating income from continuing operations (net operating income), operating earnings per share from continuing operations - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, and operating efficiency ratio, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, and operating efficiency ratio – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, divestiture-, and severance-related items that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions and divestitures, severance expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income from continuing operations, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income from continuing operations, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2017, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo. UMB offers personal banking, commercial banking, healthcare services and institutional banking, which includes services to mutual funds and alternative-investment entities and registered investment advisors. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. For more information, visit UMB.com, UMB Financial.com, UMB Blog or follow us on Twitter at @UMBBank, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(dollars in thousands)
	December 31,
	2018	2017
	(unaudited)	(audited)
ASSETS
Loans	$12,178,150	$11,280,513
Allowance for loan losses	(103,635)	(100,604)
Net loans	12,074,515	11,179,909
Loans held for sale	3,192	1,460
Investment Securities:
Available for sale	6,542,800	6,258,577
Held to maturity	1,170,646	1,261,014
Trading securities	61,011	54,055
Other securities	73,692	65,897
Total investment securities	7,848,149	7,639,543
Federal funds sold and resell agreements	627,001	191,601
Interest-bearing due from banks	1,047,830	1,351,760
Cash and due from banks	645,123	392,723
Premises and equipment, net	283,879	275,942
Accrued income	110,168	98,863
Goodwill	180,867	180,867
Other intangibles, net	15,003	20,257
Other assets	515,392	438,658
Total assets	$23,351,119	$21,771,583

LIABILITIES
Deposits:
Noninterest-bearing demand	$6,680,070	$6,839,171
Interest-bearing demand and savings	11,454,442	9,903,565
Time deposits under $250,000	593,904	547,990
Time deposits of $250,000 or more	552,844	732,274
Total deposits	19,281,260	18,023,000
Federal funds purchased and repurchase agreements	1,518,920	1,260,704
Long-term debt	82,671	79,281
Accrued expenses and taxes	177,731	191,464
Other liabilities	62,067	35,603
Total liabilities	21,122,649	19,590,052

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,054,601	1,046,095
Retained earnings	1,488,421	1,338,110
Accumulated other comprehensive loss, net	(95,782)	(45,525)
Treasury stock	(273,827)	(212,206)
Total shareholders' equity	2,228,470	2,181,531
Total liabilities and shareholders' equity	$23,351,119	$21,771,583

Consolidated Statements of Income	UMB Financial Corporation
(dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(audited)
INTEREST INCOME
Loans	$154,120	$122,885	$559,351	$461,301
Securities:
Taxable interest	22,767	17,774	83,333	73,125
Tax-exempt interest	19,137	19,047	74,411	73,419
Total securities income	41,904	36,821	157,744	146,544
Federal funds and resell agreements	2,353	1,062	4,808	3,700
Interest-bearing due from banks	3,761	1,987	7,910	3,871
Trading securities	581	361	2,148	1,496
Total interest income	202,719	163,116	731,961	616,912
INTEREST EXPENSE
Deposits	34,140	12,372	92,101	36,354
Federal funds and repurchase agreements	5,815	3,632	24,737	17,906
Other	956	766	4,677	3,739
Total interest expense	40,911	16,770	121,515	57,999
Net interest income	161,808	146,346	610,446	558,913
Provision for loan losses	48,000	6,000	70,750	41,000
Net interest income after provision for loan losses	113,808	140,346	539,696	517,913
NONINTEREST INCOME
Trust and securities processing	41,891	44,234	172,163	176,646
Trading and investment banking	3,119	5,015	15,584	23,183
Service charges on deposit accounts	20,733	21,364	84,287	87,680
Insurance fees and commissions	312	388	1,292	1,972
Brokerage fees	6,761	6,127	25,807	23,208
Bankcard fees	16,375	17,617	68,520	73,030
Gains on sales of securities available for sale, net	—	54	578	4,192
Other	5,808	11,234	33,467	33,651
Total noninterest income	94,999	106,033	401,698	423,562
NONINTEREST EXPENSE
Salaries and employee benefits	103,992	107,656	419,091	413,830
Occupancy, net	11,845	11,148	45,239	44,462
Equipment	18,983	18,690	75,184	72,008
Supplies and services	3,669	4,211	16,103	17,173
Marketing and business development	6,483	6,540	24,372	21,469
Processing fees	11,948	11,238	46,977	42,331
Legal and consulting	11,085	6,045	29,859	23,406
Bankcard	4,316	4,405	17,514	19,471
Amortization of other intangible assets	1,332	1,641	5,764	7,326
Regulatory fees	2,681	3,825	12,695	15,527
Other	7,987	7,160	25,002	28,126
Total noninterest expense	184,321	182,559	717,800	705,129
Income before income taxes	24,486	63,820	223,594	236,346
Income tax (benefit) expense	(968)	16,463	27,334	53,370
Income from continuing operations	25,454	47,357	196,260	182,976
Discontinued Operations
Loss from discontinued operations before income taxes	—	101,948	(917)	101,226
Income tax expense (benefit)	—	37,344	(170)	37,097
Income (loss) from discontinued operations	—	64,604	(747)	64,129
NET INCOME	$25,454	$111,961	$195,513	$247,105

PER SHARE DATA
Basic:
Income from continuing operations	$0.52	$0.96	$3.98	$3.72
Income (loss) from discontinued operations	—	1.31	(0.01)	1.30
Net income – basic	0.52	2.27	3.97	5.02
Diluted:
Income from continuing operations	0.52	0.95	3.94	3.67
Income (loss) from discontinued operations	—	1.30	(0.01)	1.29
Net income - diluted	0.52	2.25	3.93	4.96
Dividends	0.300	0.275	1.170	1.040
Weighted average shares outstanding - basic	48,898,286	49,229,693	49,334,937	49,223,661
Weighted average shares outstanding - diluted	49,230,321	49,840,529	49,770,737	49,839,290

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(dollars in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(audited)
Net income	$25,454	$111,961	$195,513	$247,105
Other comprehensive income (loss), net of tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	81,742	(41,507)	(51,271)	21,139
Less: Reclassification adjustment for gains included in net income	—	(54)	(578)	(4,192)
Change in unrealized gains and losses on debt securities during the period	81,742	(41,561)	(51,849)	16,947
Change in unrealized gains and losses on derivative hedges	(2,368)	30	1,906	(1,050)
Income tax (expense) benefit	(19,515)	18,674	12,735	(3,880)
Other comprehensive income (loss) before reclassifications	59,859	(22,857)	(37,208)	12,017
Amounts reclassified from accumulated other comprehensive income	—	—	(13,049)	—
Net current-period other comprehensive income (loss)	59,859	(22,857)	(50,257)	12,017
Comprehensive income	$85,313	$89,104	$145,256	$259,122

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(dollars in thousands except per share data)
(audited)	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Treasury Stock	Total
Balance - January 1, 2017	$55,057	$1,033,419	$1,142,887	$(57,542)	$(211,437)	$1,962,384
Total comprehensive income	—	—	247,105	12,017	—	259,122
Cash dividends ($1.04 per share)	—	—	(51,882)	—	—	(51,882)
Purchase of treasury stock	—	—	—	—	(15,276)	(15,276)
Issuance of equity awards	—	(2,871)	—	—	3,343	472
Recognition of equity-based compensation	—	12,844	—	—	—	12,844
Sale of treasury stock	—	608	—	—	512	1,120
Exercise of stock options	—	2,095	—	—	10,652	12,747
Balance - December 31, 2017	$55,057	$1,046,095	$1,338,110	$(45,525)	$(212,206)	$2,181,531
(unaudited)
Balance - January 1, 2018	$55,057	$1,046,095	$1,338,110	$(45,525)	$(212,206)	$2,181,531
Total comprehensive income (loss)	—	—	195,513	(50,257)	—	145,256
Reclassification of certain tax effects	—	—	12,917	—	—	12,917
Cash dividends ($1.17 per share)	—	—	(58,264)	—	—	(58,264)
Purchase of treasury stock	—	(2,807)	—	—	(73,700)	(76,507)
Issuance of equity awards	—	(2,004)	—	—	2,499	495
Recognition of equity-based compensation	—	10,579	—	—	—	10,579
Sale of treasury stock	—	524	—	—	538	1,062
Exercise of stock options	—	2,214	—	—	9,042	11,256
Cumulative effect adjustments	—	—	145	—	—	145
Balance - December 31, 2018	$55,057	$1,054,601	$1,488,421	$(95,782)	$(273,827)	$2,228,470

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended December 31,
	2018		2017
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$11,967,936	5.11%	$11,084,716	4.40%
Securities:
Taxable	3,943,891	2.29	3,688,202	1.91
Tax-exempt	3,465,665	2.77	3,753,574	3.08
Total securities	7,409,556	2.51	7,441,776	2.50
Federal funds and resell agreements	344,502	2.71	181,933	2.32
Interest bearing due from banks	672,916	2.22	587,181	1.34
Trading securities	61,629	4.44	43,388	4.21
Total earning assets	20,456,539	4.03	19,338,994	3.56
Allowance for loan losses	(101,221)		(100,344)
Other assets	1,523,434		1,485,075
Total assets	$21,878,752		$20,723,725

Liabilities and Shareholders' Equity
Interest-bearing deposits	$12,118,111	1.12%	$10,669,505	0.46%
Federal funds and repurchase agreements	1,206,152	1.91	1,424,380	1.01
Borrowed funds	80,442	4.71	76,626	3.97
Total interest-bearing liabilities	13,404,705	1.21	12,170,511	0.55
Noninterest-bearing demand deposits	6,052,011		6,180,293
Other liabilities	213,107		217,721
Shareholders' equity	2,208,929		2,155,200
Total liabilities and shareholders' equity	$21,878,752		$20,723,725
Net interest spread		2.82%		3.01%
Net interest margin		3.24		3.21

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Year Ended December 31,
	2018		2017
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$11,606,544	4.82%	$10,843,642	4.25%
Securities:
Taxable	3,858,829	2.16	3,918,001	1.87
Tax-exempt	3,505,602	2.68	3,657,951	3.08
Total securities	7,364,431	2.41	7,575,952	2.45
Federal funds and resell agreements	178,801	2.69	190,074	1.95
Interest bearing due from banks	419,768	1.88	351,293	1.10
Trading securities	49,345	4.97	57,013	3.28
Total earning assets	19,618,889	3.83	19,017,974	3.45
Allowance for loan losses	(100,948)		(97,231)
Other assets	1,481,936		1,475,685
Total assets	$20,999,877		$20,396,428

Liabilities and Shareholders' Equity
Interest-bearing deposits	$11,156,002	0.83%	$10,002,497	0.36%
Federal funds and repurchase agreements	1,559,149	1.59	2,095,111	0.85
Borrowed funds	79,191	5.91	76,301	4.90
Total interest-bearing liabilities	12,794,342	0.95	12,173,909	0.48
Noninterest-bearing demand deposits	5,828,545		5,936,172
Other liabilities	182,202		205,500
Shareholders' equity	2,194,788		2,080,847
Total liabilities and shareholders' equity	$20,999,877		$20,396,428
Net interest spread		2.88%		2.97%
Net interest margin		3.21		3.15

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31, 2018
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$100,423	$19,361	$31,988	$10,036	$161,808
Provision for loan losses	46,662	308	1,030	—	48,000
Noninterest income	14,689	41,569	30,310	8,431	94,999
Noninterest expense	65,037	48,175	59,112	11,997	184,321
Income before taxes	3,413	12,447	2,156	6,470	24,486
Income tax benefit	(135)	(492)	(85)	(256)	(968)
Income from continuing operations	$3,548	$12,939	$2,241	$6,726	$25,454
Average assets	$10,061,000	$4,291,000	$5,272,000	$2,255,000	$21,879,000

	Three Months Ended December 31, 2017
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$92,130	$15,245	$30,821	$8,150	$146,346
Provision for loan losses	4,437	360	1,203	—	6,000
Noninterest income	20,921	46,771	30,250	8,091	106,033
Noninterest expense	65,196	48,532	57,162	11,669	182,559
Income before taxes	43,418	13,124	2,706	4,572	63,820
Income tax expense	11,199	3,385	699	1,180	16,463
Income from continuing operations	$32,219	$9,739	$2,007	$3,392	$47,357
Average assets	$9,710,000	$4,101,000	$4,953,000	$1,960,000	$20,724,000

	Year Ended December 31, 2018
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$380,266	$66,585	$125,045	$38,550	$610,446
Provision for loan losses	63,841	1,335	5,574	—	70,750
Noninterest income	74,931	173,591	118,344	34,832	401,698
Noninterest expense	253,740	189,708	225,406	48,946	717,800
Income before taxes	137,616	49,133	12,409	24,436	223,594
Income tax expense	16,824	6,007	1,517	2,986	27,334
Income from continuing operations	$120,792	$43,126	$10,892	$21,450	$196,260
Average assets	$9,856,000	$3,995,000	$4,959,000	$2,190,000	$21,000,000

	Year Ended December 31, 2017
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$353,627	$51,977	$122,304	$31,005	$558,913
Provision for loan losses	32,937	1,461	6,602	—	41,000
Noninterest income	82,221	187,003	118,896	35,442	423,562
Noninterest expense	250,308	184,618	226,634	43,569	705,129
Income before taxes	152,603	52,901	7,964	22,878	236,346
Income tax expense	34,460	11,946	1,798	5,166	53,370
Income from continuing operations	$118,143	$40,955	$6,166	$17,712	$182,976
Average assets	$9,717,000	$3,622,000	$5,160,000	$1,897,000	$20,396,000

The company has strategically aligned its operations into the following four reportable segments: Commercial Banking, Institutional Banking, Personal Banking, and Healthcare Services. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. Previously, the company had the following two business segments: Bank and Asset Servicing. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at December 31, 2018.

Non-GAAP Financial Measures	UMB Financial Corporation
Net operating income Non-GAAP reconciliations:
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Income from continuing operations (GAAP)	$25,454	$47,357	$196,260	$182,976
Adjustments:
Acquisition and divestiture expense	5	52	2	74
Severance expense	2,725	224	5,760	1,039
Tax-impact of adjustments (i)	(606)	(100)	(1,279)	(401)
Total Non-GAAP adjustments (net of tax)	2,124	176	4,483	712
Net operating income from continuing operations (Non-GAAP)	$27,578	$47,533	$200,743	$183,688

Earnings per share from continuing operations - diluted (GAAP)	$0.52	$0.95	$3.94	$3.67
Acquisition and divestiture expense (income)	—	—	—	—
Severance expense	0.05	—	0.12	0.02
Tax-impact of adjustments (i)	(0.01)	—	(0.03)	—
Operating earnings per share from continuing operations - diluted (Non-GAAP)	$0.56	$0.95	$4.03	$3.69

GAAP
Return on average assets	0.46%	0.91%	0.93%	0.90%
Return on average equity	4.57	8.72	8.94	8.79

Non-GAAP
Operating return on average assets	0.50%	0.91%	0.96%	0.90%
Operating return on average equity	4.95	8.75	9.15	8.83

(i) Calculated using the company’s marginal tax rate of 22.2 percent for periods beginning after December 31, 2017 as a result of the Tax Cuts and Jobs Act. The prior periods were calculated using the company’s marginal tax rate of 36.0 percent.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Noninterest expense	$184,321	$182,559	$717,800	$705,129
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition and divestiture expense	5	52	2	74
Severance expense	2,725	224	5,760	1,039
Total Non-GAAP adjustments (pre-tax)	2,730	276	5,762	1,113
Operating noninterest expense (Non-GAAP)	$181,591	$182,283	$712,038	$704,016

Noninterest expense	$184,321	$182,559	$717,800	$705,129
Less: Amortization of other intangibles	1,332	1,641	5,764	7,326
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$182,989	$180,918	$712,036	$697,803

Operating noninterest expense	$181,591	$182,283	$712,038	$704,016
Less: Amortization of other intangibles	1,332	1,641	5,764	7,326
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$180,259	$180,642	$706,274	$696,690

Net interest income	$161,808	$146,346	$610,446	$558,913
Noninterest income	94,999	106,033	401,698	423,562
Less: Gains on sales of securities available for sale, net	—	54	578	4,192
Total Non-GAAP Revenue (denominator A)	$256,807	$252,325	$1,011,566	$978,283

Efficiency ratio (numerator A/denominator A)	71.26%	71.70%	70.39%	71.33%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	70.19	71.59	69.82	71.22